Exhibit 99.1

Contacts: Dennard Rupp Gray & Easterly, LLC Ken Dennard, Managing Partner Jack Lascar, Partner (713) 529-6600 Anne Pearson, Sr. Vice President (210) 408-6321

FOR IMMEDIATE RELEASE

Hyperdynamics Resolves NYSE Amex Listing Deficiency

HOUSTON, April 15 /PRNewswire-FirstCall/ -- Hyperdynamics Corporation (NYSE Amex: HDY) today announced it has received a letter from the NYSE Amex staff stating that the Company has resolved the continued listing deficiency with respect to Section 1003(a)(iv) of the NYSE Amex LLC's Company Guide.  As a result, the Company no longer has any outstanding listing deficiencies with the Exchange.  As is the case for all listed issuers, the Company's continued listing eligibility will be assessed on an ongoing basis by the Exchange.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration and production company that is exploring for oil and gas offshore the Republic of Guinea in West Africa.  To find out more, visit our website at www.hyperdynamics.com.
HDY-IR
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